Exhibit 99.1

Investor Contact: Berkman Associates (310)826-5051 info@BerkmanAssociates.com	Company Contact: Chuck Hunter, CEO (760) 448 — 9700 xenonics@xenonics.com
Xenonics Receives Non-Compliance Letter
From NYSE Alternext US
CARLSBAD, CALIFORNIA — January 29, 2009 — XENONICS HOLDINGS, INC. (AMEX:XNN) announced today that it has received notice from NYSE Alternext US (the “Exchange”) that the Company is not in compliance with Section 1003(a)(ii) of the Company Guide, with shareholders’ equity of less than $4,000,000 and losses from continuing operations and net losses in three out of its four most recent fiscal years. Xenonics reported shareholders’ equity of $3,754,000 at September 30, 2008, $246,000 less than the required minimum.
In order to maintain its listing, the Company will submit a plan by February 23, 2009 addressing how it intends to regain compliance by July 23, 2010.
About Xenonics
Xenonics Holdings, Inc. (AMEX:XNN) develops and produces advanced, lightweight and compact ultra-high-intensity illumination and low-light vision products for military, law enforcement, public safety, and commercial and private sector applications. Xenonics’ NightHunter line of illumination products is used by every branch of the U.S. Armed Forces as well as law enforcement and security agencies. Its SuperVision high-definition night vision is designed for commercial and military applications. Employing patented technologies, Xenonics provides innovative solutions for customers who must see farther so they can do their jobs better and safer. Xenonics’ products represent the next generation in small, high intensity, high efficiency illumination and low-light vision systems. Visit Xenonics on the web at www.xenonics.com.
Forward-Looking Statements
Except for the historical statements, statements in this release may constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements reflect management’s current views with respect to future events and financial performance and are subject to risks and uncertainties, and actual results may differ materially from the outcomes contained in any forward-looking statement. Factors that could cause these forward-looking statements to differ from actual results include delays in development, marketing or sales of new products, and other risks and uncertainties discussed in the company’s periodic reports on Form 10-K and 10-Q and other filings with the Securities and Exchange Commission. Xenonics Holdings undertakes no obligation to update or revise any forward-looking statements.
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#462x
3186 Lionshead Avenue, Carlsbad, CA 92010
(760) 477-8900 fax (760) 438-1184 www.xenonics.com email xenonics@xenonics.com